EXHIBIT 99.10(b)

                               CONSENT OF COUNSEL

      We hereby consent of the reference to our firm included in the prospectus filed as part of Registration Statement No. 33-87874.

     /s/SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
     ---------------------------------------
     SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

New York, New York
June 13, 2000